Exhibit 99.1

Old Point Reports Second Quarter 2019 Results

Hampton, VA, July 25, 2019 (PRNewswire) Old Point Financial Corporation (the Company or Old Point) (NASDAQ "OPOF") reported net income of $1.6 million and earnings per diluted common share of $0.31 for the quarter ended June 30, 2019, as compared to net income of $992 thousand or $0.19 earnings per diluted common share for the second quarter of 2018. Net operating earnings (non-GAAP) for the second quarter of 2019 were also $1.6 million or $0.31 per diluted common share, which compares to $1.5 million, or $0.28 per diluted common share for the second quarter of 2018.  Net operating earnings (non-GAAP) for the second quarter of 2018 adjust for certain merger-related costs incurred in the acquisition of Citizens National Bank which closed on April 1, 2018.

Net income for the six months ended June 30, 2019 was $3.7 million or $0.70 earnings per diluted common share. For the comparative 2018 period, net income was $1.9 million or $0.38 earnings per diluted common share. Excluding the effect of $684 thousand in after tax merger costs, net operating earnings (non-GAAP) were $2.6 million, or $0.51 earnings per diluted common share, for the six month period ended June 30, 2018.
Robert Shuford, Jr., Chairman, President, and CEO of Old Point National Bank (the Bank) said, "We are pleased to report earnings of $3.7 million, or $0.70 earnings per diluted common share, for the first six months of 2019. Our Company experienced solid revenue growth and expense control during the first six months of 2019 compared to the same period in 2018 and continued improvement in overall asset quality.”
Highlights of the quarter are as follows:

•	Net interest income increased slightly to $8.5 million for the second quarter of 2019 compared to $8.4 million in the first quarter of 2019 and the second quarter of 2018, respectively.

•	Net interest margin (on a fully tax-equivalent basis) improved to 3.68% from 3.67% in the prior quarter and 3.65% in the second quarter of 2018.

•
Non-performing assets (NPAs) totaled $12.4 million as of June 30, 2019, down from $12.9 million at March 31, 2019 and $16.4 million at June 30, 2018. NPAs as a percentage of total assets improved to 1.21% at June 30, 2019 which compared to 1.26% at March 31, 2019 and 1.59% at June 30, 2018.

•
Return on average assets (ROA) was 0.63% for the second quarter of 2019 compared to 0.80% in the prior quarter and 0.39% in the second quarter of 2018. Net operating ROA (non-GAAP) was 0.63% for the second quarter of 2019 compared to 0.80% and 0.58% in the first quarter of 2019 and the second quarter of 2018, respectively.

•
Return on average equity (ROE) was 6.12% for the second quarter of 2019 compared to 7.94% in the prior quarter and 4.06% in the second quarter of 2018. Net operating ROE (non-GAAP) was 6.12% for the second quarter of 2019 compared to 7.94% and 6.02% in the first quarter of 2019 and the second quarter of 2018, respectively.

•	The efficiency ratio improved to 78.06% for the second quarter of 2019 compared to 78.34% in the first quarter of 2019 and 85.54% in the second quarter of 2018.

Net Interest Income

Net interest income for the second quarter of 2019 was $8.5 million, an increase of $172 thousand, or 2.1%, from the prior quarter and $105 thousand, or 1.2%, from the second quarter of 2018. The year-over-year and quarter-over-quarter growth was positively impacted by higher average earning asset balances and higher yields which was partially offset by higher funding costs.  The tax-equivalent net interest margin for the quarter was 3.68%, up from 3.67% in the prior quarter and 3.65% in the same period a year ago.

Asset Quality

Non-performing assets (NPAs) totaled $12.4 million as of June 30, 2019, down from $12.9 million at March 31, 2019 and $16.4 million at June 30, 2018. NPAs as a percentage of total assets were 1.21%, which compares to 1.26% at March 31, 2019 and 1.59% at June 30, 2018. Non-accrual loans were $11.2 million at June 30, 2019 and March 31, 2019, down from $13.9 million at June 30, 2018. Loans past due 90 days or more and still accruing interest decreased $456 thousand to $1.2 million at June 30, 2019 from $1.7 million at March 31, 2019 and decreased by $1.1 million compared to $2.3 million at June 30, 2018. Of the loans past due 90 days or more at June 30, 2019, approximately $900 thousand were government-guaranteed student loans.

The provision for loan losses was $787 thousand for the second quarter of 2019, as compared to $226 thousand for the prior quarter and $575 thousand for the second quarter of 2018.  The allowance for loan and lease losses (ALLL) was $10.8 million at June 30, 2019 compared to $10.1 million at March 31, 2019 and $9.9 million at June 30, 2018. The ALLL as a percentage of loans held for investment was 1.41% at June 30, 2019, up from 1.32% at March 31, 2019 and 1.27% at June 30, 2018. Annualized net charge offs as a percentage of average loans outstanding was 0.06% for the second quarter of 2019, which compares to 0.13% in the preceding quarter and 0.22% in the second quarter of 2018.  Despite overall improving asset quality which positively impacted the level of provision for loan losses in the first quarter of 2019, the level of provision in the second quarter of 2019 was impacted by specific impairments of $707 thousand, or a 9 basis point increase in the ratio of the ALLL as a percentage of loans held for investment, associated with problem credit resolutions.

Noninterest Income

Total noninterest income for the quarter was $3.6 million, an increase of $157 thousand from the previous quarter and an increase of $149 thousand, or 4.4% from the second quarter of 2018. Increases in other service charges, commissions and fees and mortgage banking income over the preceding quarter and the prior year quarter were partially offset by fluctuations in fiduciary and management fees and service charges on deposit accounts.

Noninterest Expense

Noninterest expense totaled $9.5 million for the second quarter of 2019, an increase of $217 thousand from the first quarter of 2019 and a decrease of $710 thousand from the second quarter of 2018. Adjusting for the impact of merger expenses of $479 thousand in the second quarter of 2018, adjusted noninterest expense (non-GAAP) decreased $231 thousand comparing second quarter of 2019 to the same period in 2018. For the linked quarter, increases in salaries and employee benefits and data processing were partially offset by decreases in other operating expenses.

Balance Sheet Review

Total assets as of June 30, 2019 were $1.0 billion, essentially unchanged from December 31, 2018. Net loans held for investment decreased $13.5 million, or 1.8%, from December 31, 2018 to $750.4 million.  Securities available for sale, at fair value, decreased $2.8 million to $145.5 million at June 30, 2019.

Total deposits as of June 30, 2019 increased $4.6 million, or 0.6%, to $847.8 million from December 31, 2018. Noninterest-bearing deposits decreased $3.4 million, or 1.4%, savings deposits increased $1.6 million, or 0.4%, and time deposits increased $6.5 million, or 2.8%.

The Company’s total stockholders’ equity at June 30, 2019 increased $5.4 million or 5.3% from December 31, 2018 to $107.4 million.  The Bank remains well capitalized with a Tier 1 Capital ratio of 11.43% at June 30, 2019 as compared to 10.90% at December 31, 2018. The Bank’s leverage ratio was 9.66% at June 30, 2019 as compared to 9.34% at December 31, 2018.

Non-GAAP Financial Measures – In addition to the Company's results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including net operating earnings, net operating earnings per share, net operating ROA, net operating ROE, operating efficiency ratio, and adjusted noninterest expense.  A schedule reconciling these non-GAAP financial measures is provided at the end of this press release.  The Company uses non-GAAP financial measures in its internal analysis of financial and operating performance and the Company's management believes that they provide greater transparency regarding management's view of the Company's performance.  These non-GAAP financial measures should be read in conjunction with, and not as a substitute for, the Company's GAAP results.  In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Safe Harbor Statement Regarding Forward-Looking Statements - Statements in this press release which use language such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of Old Point's management, as well as estimates and assumptions made by, and information currently available to, management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements. Forward-looking statements in this release may include, without limitation: statements regarding future financial performance; performance of the investment and loan portfolios, including performance of the consumer auto loan portfolio and the purchased student loan portfolio; the effects of diversifying the loan portfolio; strategic business initiatives; management's efforts to reposition the balance sheet; deposit growth; levels and sources of liquidity; use of proceeds from the sale of securities; future levels of charge-offs or net recoveries; the impact of changes in NPAs on future earnings; write-downs and expected sales of other real estate owned; and changes in interest rates.

Factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to, changes in: interest rates and yields; general economic and business conditions, including unemployment levels; demand for loan products; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board and any changes associated with the current administration; the quality or composition of the loan or securities portfolios; changes in the volume and mix of interest-earning assets and interest-bearing liabilities; the effects of management's investment strategy and strategy to manage the net interest margin; the U.S. Government's guarantee of repayment of student loans purchased by Old Point; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in Old Point's market area; technology; cyber threats, attacks and events; reliance on third parties for key services; the use of inaccurate assumptions in management's modeling systems; the real estate market; accounting principles, policies and guidelines; and other factors detailed in Old Point's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2018. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of The Old Point National Bank of Phoebus, a locally owned and managed community bank serving all of Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Elizabeth Beale, Interim Chief Financial Officer of Old Point Financial Corporation at 757-325-8123, or Laura Wright, Vice President/Marketing Director, Old Point National Bank at 757-728-1743.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheets	June 30,	December 31,
(dollars in thousands, except share data)	2019	2018
	(unaudited)
Assets

Cash and due from banks	$15,903	$19,915
Interest-bearing due from banks	33,868	20,000
Federal funds sold	831	2,302
Cash and cash equivalents	50,602	42,217
Securities available-for-sale, at fair value	145,453	148,247
Restricted securities, at cost	3,479	3,853
Loans held for sale	754	479
Loans, net	750,421	763,898
Premises and equipment, net	36,293	36,738
Bank-owned life insurance	27,153	26,763
Goodwill	1,650	1,650
Other real estate owned, net	-	83
Core deposit intangible, net	385	407
Other assets	13,214	13,848
Total assets	$1,029,404	$1,038,183

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$242,882	$246,265
Savings deposits	369,477	367,915
Time deposits	235,425	228,964
Total deposits	847,784	843,144
Overnight repurchase agreements	18,011	25,775
Federal Home Loan Bank advances	50,000	60,000
Other borrowings	2,250	2,550
Accrued expenses and other liabilities	3,934	4,708
Total liabilities	921,979	936,177

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized; 5,202,850 and 5,184,289 shares outstanding (includes 24,511 and 13,689 of nonvested restricted stock, respectively)	25,892	25,853
Additional paid-in capital	20,838	20,698
Retained earnings	60,016	57,611
Accumulated other comprehensive income(loss), net	679	(2,156)
Total stockholders' equity	107,425	102,006
Total liabilities and stockholders' equity	$1,029,404	$1,038,183

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Income (unaudited)	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018	Jun. 30, 2019	Jun. 30, 2018

Interest and Dividend Income:
Loans, including fees	$9,075	$8,862	$8,688	$17,937	$16,583
Due from banks	111	57	22	168	26
Federal funds sold	6	7	8	13	10
Securities:
Taxable	648	620	499	1,268	993
Tax-exempt	234	266	302	500	646
Dividends and interest on all other securities	59	64	75	123	135
Total interest and dividend income	10,133	9,876	9,594	20,009	18,393

Interest Expense:
Checking and savings deposits	275	251	141	526	245
Time deposits	947	870	698	1,817	1,314
Federal funds purchased, securities sold under
agreements to repurchase and other borrowings	36	37	42	73	52
Federal Home Loan Bank advances	344	359	287	703	611
Total interest expense	1,602	1,517	1,168	3,119	2,222
Net interest income	8,531	8,359	8,426	16,890	16,171
Provision for loan losses	787	226	575	1,013	1,100
Net interest income after provision for loan losses	7,744	8,133	7,851	15,877	15,071

Noninterest Income:
Fiduciary and asset management fees	929	959	916	1,888	1,899
Service charges on deposit accounts	1,028	1,053	1,078	2,081	1,948
Other service charges, commissions and fees	1,026	925	941	1,951	1,795
Bank-owned life insurance income	198	192	173	390	382
Mortgage banking income	302	216	236	518	377
Gain on sale of available-for-sale securities, net	-	26	40	26	120
Other operating income	90	45	40	135	45
Total noninterest income	3,573	3,416	3,424	6,989	6,566

Noninterest Expense:
Salaries and employee benefits	5,927	5,699	5,935	11,626	11,412
Occupancy and equipment	1,405	1,393	1,487	2,798	2,964
Data processing	420	363	373	783	676
FDIC insurance	131	127	186	258	377
Customer development	151	162	135	313	317
Professional services	560	514	537	1,074	1,025
Employee professional development	230	186	208	416	400
Other taxes	149	150	142	299	312
ATM and other losses	53	62	157	115	254
Loss (gain) on other real estate owned	-	(2)	86	(2)	86
Merger expenses	-	-	391	-	596
Other operating expenses	482	637	581	1,119	1,215
Total noninterest expense	9,508	9,291	10,218	18,799	19,634
Income before income taxes	1,809	2,258	1,057	4,067	2,003
Income tax expense	183	231	65	414	69
Net income	$1,626	$2,027	$992	$3,653	$1,934

Basic Earnings per Share:
Weighted average shares outstanding	5,202,166	5,186,807	5,177,233	5,194,529	5,099,008
Net income per share of common stock	$0.31	$0.39	$0.19	$0.70	$0.38

Diluted Earnings per Share:
Weighted average shares outstanding	5,202,196	5,186,907	5,177,233	5,194,594	5,099,124
Net income per share of common stock	$0.31	$0.39	$0.19	$0.70	$0.38

Cash Dividends Declared per Share:	$0.12	$0.12	$0.11	$0.24	$0.22

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates

	For the quarter ended June 30,
(unaudited)	2019			2018
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate**	Balance	Expense	Rate**
ASSETS
Loans*	$767,393	$9,088	4.75%	$778,033	$8,702	4.47%
Investment securities:
Taxable	108,060	648	2.40%	95,657	499	2.09%
Tax-exempt*	38,500	296	3.08%	49,879	382	3.06%
Total investment securities	146,560	944	2.58%	145,536	881	2.42%
Interest-bearing due from banks	18,656	111	2.40%	4,656	22	1.89%
Federal funds sold	1,143	6	2.38%	2,079	8	1.54%
Other investments	3,595	59	6.54%	4,314	75	6.95%
Total earning assets	937,347	$10,208	4.37%	934,618	$9,688	4.15%
Allowance for loan losses	(10,331)			(10,125)
Other non-earning assets	104,691			100,098
Total assets	$1,031,707			$1,024,591

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$31,050	$3	0.03%	$28,875	$3	0.04%
Money market deposit accounts	254,908	250	0.39%	240,832	117	0.19%
Savings accounts	87,816	22	0.10%	88,904	21	0.09%
Time deposits	232,566	947	1.63%	236,396	698	1.18%
Total time and savings deposits	606,340	1,222	0.81%	595,007	839	0.56%
Federal funds purchased, repurchase
agreements and other borrowings	23,070	36	0.62%	30,125	42	0.56%
Federal Home Loan Bank advances	52,747	344	2.62%	64,560	287	1.78%
Total interest-bearing liabilities	682,157	1,602	0.94%	689,692	1,168	0.68%
Demand deposits	239,589			233,931
Other liabilities	3,481			2,897
Stockholders' equity	106,480			98,071
Total liabilities and stockholders' equity	$1,031,707			$1,024,591
Net interest margin		$8,606	3.68%		$8,520	3.65%

*Computed on a fully tax-equivalent basis using a 21% rate, adjusting interest income by $75 thousand and $94 thousand, respectively.
**Annualized

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates

	For the six months ended June 30,
(unaudited)	2019			2018
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Loans*	$769,258	$17,964	4.71%	$761,795	$16,612	4.36%
Investment securities:
Taxable	105,676	1,268	2.42%	95,025	993	2.09%
Tax-exempt*	41,059	633	3.11%	53,881	818	3.04%
Total investment securities	146,735	1,901	2.61%	148,906	1,811	2.43%
Interest-bearing due from banks	14,319	168	2.37%	2,913	26	1.79%
Federal funds sold	1,133	13	2.38%	1,271	10	1.57%
Other investments	3,689	123	6.73%	4,365	135	6.19%
Total earning assets	935,134	$20,169	4.35%	919,250	$18,594	4.05%
Allowance for loan losses	(10,396)			(9,985)
Other nonearning assets	103,374			96,763
Total assets	$1,028,112			$1,006,028

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$29,606	$5	0.04%	$28,239	$5	0.04%
Money market deposit accounts	253,007	477	0.38%	235,961	208	0.18%
Savings accounts	87,882	44	0.10%	87,214	32	0.07%
Time deposits	231,335	1,817	1.58%	224,088	1,314	1.17%
Total time and savings deposits	601,830	2,343	0.79%	575,502	1,559	0.54%
Federal funds purchased, repurchase
agreements and other borrowings	24,139	73	0.61%	29,243	52	0.36%
Federal Home Loan Bank advances	55,470	703	2.55%	72,403	611	1.69%
Total interest-bearing liabilities	681,439	3,119	0.92%	677,148	2,222	0.66%
Demand deposits	237,496			228,524
Other liabilities	4,186			3,172
Stockholders' equity	104,991			97,184
Total liabilities and stockholders' equity	$1,028,112			$1,006,028
Net interest margin		$17,050	3.68%		$16,372	3.56%

*Computed on a fully tax-equivalent basis using a 21% rate, adjusting interest income by $160 thousand and $201 thousand, respectively.
**Annualized

Old Point Financial Corporation and Subsidiaries	As of or for the quarter ended,
Selected Ratios (unaudited)	June 30,	March 31,	June 30,
(dollars in thousands, except per share data)	2019	2019	2018

Earnings per common share, diluted	$0.31	$0.39	$0.19
Return on average assets (ROA)	0.63%	0.80%	0.39%
Return on average equity (ROE)	6.12%	7.94%	4.06%
Net Interest Margin (FTE)	3.68%	3.67%	3.65%
Non-performing assets (NPAs) / total assets	1.21%	1.26%	1.59%
Annualized Net Charge Offs / average total loans	0.06%	0.13%	0.22%
Allowance for loan losses / total loans	1.41%	1.32%	1.27%
Efficiency ratio (FTE)	78.06%	78.34%	85.54%

Non-Performing Assets (NPAs)
Nonaccrual loans	$11,203	$11,245	$13,891
Loans > 90 days past due, but still accruing interest	1,222	1,678	2,295
Other real estate owned	-	-	251
Total non-performing assets	$12,425	$12,923	$16,437

Other Selected Numbers
Loans, net	$750,421	$752,799	$766,344
Deposits	847,784	836,177	840,335
Stockholders equity	107,425	105,019	99,293
Total assets	1,029,404	1,026,880	1,032,130
Loans charged off during the quarter, net of recoveries	118	249	426
Quarterly average loans	767,393	771,143	778,033
Quarterly average assets	1,031,707	1,024,476	1,024,591
Quarterly average earning assets	937,347	932,895	934,618
Quarterly average deposits	845,929	832,652	828,938
Quarterly average equity	106,480	103,486	98,071

Reconciliations of GAAP Measures to Non-GAAP Measures (unaudited)
	Three Months Ended			Six Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018	Jun. 30, 2019	Jun. 30, 2018

Net income	$1,626	$2,027	$992	$3,653	$1,934
Plus: Merger-related costs (after tax)	-	-	391	-	596
Merger-related severance costs (after tax)	-	-	88	-	88
Net operating earnings	$1,626	$2,027	$1,471	$3,653	$2,618

Weighted average shares outstanding (assuming dilution)	5,202,196	5,186,907	5,177,233	5,194,594	5,099,124
Earnings per share (GAAP)	$0.31	$0.39	$0.19	$0.70	$0.38
Net operating earnings per share (non-GAAP)	0.31	0.39	0.28	0.70	0.51

Average assets	$1,031,707	$1,024,476	$1,024,591	$1,028,112	$1,006,028
ROA (GAAP)	0.63%	0.80%	0.39%	0.72%	0.39%
Net operating ROA (non-GAAP)	0.63%	0.80%	0.58%	0.72%	0.52%

Average stockholders equity	$106,480	$103,486	$98,071	$104,991	$97,184
ROE (GAAP)	6.12%	7.94%	4.06%	7.02%	4.01%
Net operating ROE (non-GAAP)	6.12%	7.94%	6.02%	7.02%	5.43%

Efficiency ratio (FTE)	78.06%	78.34%	85.54%	78.20%	85.59%
Operating efficiency ratio (FTE)	78.06%	78.34%	81.53%	78.20%	82.61%